Exhibit 10.2

                                    AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                              CARNIVAL CORPORATION
                             1992 STOCK OPTION PLAN

      WHEREAS, Carnival Corporation (the "Company") sponsors the Amended and Restated Carnival Corporation 1992 Stock Option Plan (the "Plan"); and

      WHEREAS, Section 16 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan at any time; provided, that such amendment complies with all applicable laws, applicable stock exchange listing requirements and certain other requirements not relevant here, which rights have been delegated to the Compensation Committee of the Board; and

      WHEREAS, on April 17, 2003, Carnival and Carnival plc completed a dual listed company ("DLC") transaction, which implemented Carnival Corporation's and Carnival plc's DLC structure; and

      WHEREAS, effective in late 2003 and/or early 2004, the Company will transfer ownership of certain of its subsidiaries (the "Relevant Subsidiaries") so that they will become direct or indirect subsidiaries of Carnival plc (the "Flip Transaction"), and the Company and Carnival plc may engage in similar transactions in the future involving the transfer of direct or indirect subsidiaries of one to become direct or indirect subsidiaries of the other; and

      WHEREAS, Section 7 of the Plan provides, in part, that if an optionee's employment with the Company or any its "Subsidiaries" (as defined in the Plan) is terminated, then such optionee will have a specified limited period of time (depending on the reason for such termination) in which to exercise his or her vested options; and

      WHEREAS, under the terms of the Plan as currently in effect, the transfer of ownership of the Relevant Subsidiaries to Carnival plc in the Flip Transaction will result in a termination of the employment with the Company and its Subsidiaries for employees of the Relevant Subsidiaries for purposes of the Plan; and

      WHEREAS, the Board has determined that it is in the best interests of the Company and the shareholders of the Company and Carnival plc to amend the Plan to provide that a termination of employment or service for purposes of the Plan means a termination of employment or service with the Company, Carnival plc and each their respective affiliates, with the result that the employees of the Relevant Subsidiaries will not be deemed to have terminated employment for purposes of the Plan on account of the Flip Transaction, and employees of direct or indirect subsidiaries of the Company and Carnival plc which are involved in similar transactions in the future similarly will not be deemed to have terminated employment for purposes of the Plan on account of such transaction; and

      WHEREAS, the Company has determined that such an amendment to the Plan complies with all applicable laws and applicable stock exchange listing requirements.

      NOW, THEREFORE, the Compensation Committee of the Board hereby amends the Plan, effective as of November 30, 2003, as follows:

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                                       I.

      Section 7 of the Plan Shall be amended in its entirety to read as follows:

            7. Duration of Options. Each option granted hereunder shall become exercisable, in whole or in part, at the time or times provided by the Committee, provided, however, that if an Optionee's employment with or services to the Company, Carnival plc and their respective "Affiliates" (as defined below) shall terminate by reason of death or "permanent and total disability," within the meaning of section 22(e)(3) of the Code ("Disability"), each outstanding option granted to such Optionee shall become exercisable in full in respect of the aggregate number of shares covered thereby. The Company and Carnival plc are hereinafter referred to as the "Combined Group."

            Notwithstanding any provision of the Plan to the contrary, unless otherwise provided by the Committee, the unexercised portion of any option granted under the Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                  (a) the expiration of 10 years from the date on which such option was granted;

                  (b) the expiration of one year from the date the Optionee's employment with or services to each member of the Combined Group and all Affiliates shall terminate by reason of Disability; provided, however, that if the Optionee shall die during such one-year period, the provisions of subparagraph (c) below shall apply;

                  (c) the expiration of one year from the date of the Optionee's death, if such death occurs either (i) during employment or retention by a member of the Combined Group or an Affiliate or (ii) during the one-year period described in subparagraph (b) above;

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                  (d) the date the Optionee's employment with or services to each member of the Combined Group and all Affiliates shall terminate by reason of "cause" (as hereinafter defined). Termination by reason of "cause" shall mean termination by reason of participation and conduct during employment consisting of fraud, felony, willful misconduct or commission of any act which causes or may reasonably be expected to cause substantial damage to a member of the Combined Group or an Affiliate;

                  (e) (i) the expiration of three months from the date the
            Optionee's employment with or services to each member of the Combined Group and all Affiliates shall terminate other than by reason of death, Disability or termination for cause for options which are exercisable on or before the date of termination, and (ii) the date the Optionee's employment with or services to each member of the Combined Group and all Affiliates shall terminate other than by reason of death, Disability or termination for cause for options which are not exercisable on the date of termination; and

                  (f) in whole or in part, at such earlier time or upon the
            occurrence of such earlier event as the Committee in its discretion may provide upon the granting of such option.

                  The Committee may determine whether any given leave of absence constitutes a termination of employment. The options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee of the a member of the Combined Group or any of its Affiliates.

                  The Term "Affiliate" means (i) any entity that directly or indirectly is controlled by, controls or is under common control with the Company or Carnival plc, and (ii) to the extent provided by the Committee, any entity in which the Company or Carnival plc has a significant equity interest.

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                                       II.

      Section 11 of the Plan shall be amended in its entirety to read as follows:

            11. Right to Terminate Employment or Service. Nothing in the Plan or in any option shall confer upon any Optionee the right to continue in the employment or service of a member of the Combined Group or an Affiliate or affect the right of a member of the Combined Group or an Affiliate to terminate the Optionee's employment or service at any time, subject, however, to the provisions of any agreement of employment or consultancy between a member of the Combined Group or an Affiliate and the Optionee.

                                      III.

      Section 22 of the Plan shall be amended in its entirety to read as follows:

            22. Exclusion from Pension and Profit-Sharing Computation. By acceptance of an option, each Optionee shall be deemed to have agreed that such grant is special incentive compensation that will not be taken into account in any manner as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan of a member of the Combined Group or an Affiliate. In addition, such option will not affect the amount of any life insurance coverage, if any, provided by a member of the Combined Group or an Affiliate on the life of the Optionee which is payable to such beneficiary under any life insurance plan covering employees of a member of the Combined Group or an Affiliate.

                                       IV.

      Except as set forth herein, the Plan shall remain in full force and effect.

Approved by the Compensation Committee in November 2003.